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                                                  CONTRACT NUMBER: C949017S0002



                              AMENDED AND RESTATED
                       STRATEGIC ALLIANCE AGREEMENT NO. 2

                                     BETWEEN

                      GTE COMMUNICATION SYSTEMS CORPORATION

                                       AND

                             PAGEMART WIRELESS, INC.







                        CONTRACT MANAGER: GALE L. MARVIN



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                                TABLE OF CONTENTS



1.  RECITALS ..........................................    1

2.  DEFINITIONS .......................................    1

3.  DESCRIPTION AND SCOPE .............................    2

4.  TERM ..............................................    2

5.  TERMINATION .......................................    2

6.  RETENTION OF CUSTOMERS ............................    3

7.  GTE RESPONSIBILITIES ONE-WAY ......................    4

8.  PMWI RESPONSIBILITIES .............................    4

9.  CONSTRUCTION SCHEDULE .............................    5

10. PAYMENT ...........................................    5

11. OWNERSHIP OF FACILITIES AND FREQUENCIES ...........    6

12. CONFIDENTIAL INFORMATION ..........................    6

13. DISPUTE RESOLUTION ................................    7

14. GENERAL PROVISIONS ................................    8

15. MAINTENANCE AND REPAIRS AT GTE OWNED SITES ........   13

16. SIGNATURES ........................................   14

EXHIBIT A - GTE AFFILIATES




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                              AMENDED AND RESTATED
                       STRATEGIC ALLIANCE AGREEMENT NO. 2

     THIS AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT NO. 2 ("Agreement") is made by and between PageMart Wireless, Inc., a Delaware corporation, with offices for the purpose of this Agreement located at 3333 Lee Parkway, Suite 100, Dallas, Texas 75219 ("PMWI") and GTE Communication Systems Corporation, a Delaware corporation, acting through its GTE Supply division for the benefit of itself and its affiliates listed in Exhibit A, with offices located at 700 Hidden Ridge, Irving, Texas 75038 ("GTE") (collectively referred to as the "Parties" and individually as a "Party").

1.   RECITALS

     The Parties recognize the mutual benefits to be gained if they cooperate in the deployment of paging network facilities in the state of Hawaii ("HAWAII") for the provision of wireless messaging and data transmissions.

     This Agreement is intended to create a framework and to define the terms and conditions under which the Parties shall implement their strategic alliance in a manner that maximally complements the wireless needs of the Parties.

     IN CONSIDERATION of the above Recitals, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof, and for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

2.   DEFINITIONS

     Facilities - Both One-Way Facilities and NPCS Facilities.

     NPCS - (Narrowband PCS) - NPCS services operating in the 901-902 MHz, 930-931, and 940-941 MHz bands.

     NPCS FACILITIES - Equipment to be integrated into PMWI's NPCS network infrastructure for transmission and receipt of NPCS messages which shall include but not be limited to NPCS paging transmitters and receivers, satellite downlinks and cable deployed for the transmitting and receiving of two way paging messaging services.

     One-Way Facilities - The GTE-supplied wireless network infrastructure in the state of Hawaii, which shall include but not be limited to paging transmitters, satellite downlinks, antennas, and cable being deployed to PMWI for the transmission of one-way paging/messaging services on PMWI's One-Way paging frequencies 929.6625 MHz and 929.7125 MHz.

     Project - The site specific installation function of NPCS or One-Way Facilities.

     RSA - Resale Agreement No. C989107SC001 previously entered into between the Parties.

     TURN UP DATE - That date when the One-Way Facilities on the island of Oahu are




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     functioning properly and the first local subscriber has been activated.

3.   DESCRIPTION AND SCOPE

     a. This Agreement will govern the cooperation of the Parties in connection with any Project in HAWAII involving, without limitation, the location, design, construction, and management of the Facilities.

     b. All telecommunications and wireless services that are the subject of this Agreement shall be provided in accordance with the rules, regulations and orders of the applicable state regulatory agency, the Federal Communications Commission ("FCC") and the courts of the United States.

     c. The obligations of the Parties to cooperate and work together in connection with any Project shall be as expressly set forth in this Agreement. Neither Party undertakes by this Agreement or otherwise to perform or discharge any liability or obligation for the other Party not specifically contained herein, whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other Party. Nothing contained herein is intended to give rise to a partnership or joint venture between the Parties or to impose upon the Parties any of the duties or responsibilities of partners or joint venturers. Neither Party shall have any right or authority to act for, or to assume, create or incur any obligation, liability or responsibility of any kind, whether express or implied, against, in the name of, or on behalf of, the other Party, except as expressly provided in this Agreement.

     d. Unless otherwise specified herein, each Party shall assume and bear all expenses, costs and fees incurred or assumed by such Party whether or not the transactions provided for by this Agreement shall be effectuated.

4.   TERM

     The term of this Agreement shall commence upon the execution of this Agreement by both Parties and shall end on December 31, 2004, unless earlier terminated in accordance with Section 5. The term of this Agreement may be extended for successive one-year periods following the expiration of the initial term by mutual written consent of the Parties at least ninety
     (90) days prior to the end of the then current term.

5.   TERMINATION

     a. Termination for Cause. This Agreement may be abandoned or terminated at any time after the effective date of this Agreement by either Party's furnishing written notice should the other Party:

          i. breach, refuse or fail in any material respect properly to perform any of its duties, obligations or commitments under this Agreement, any one of which shall constitute a default, which default is not substantially cured within thirty (30) days after receiving written notice specifying the nature of the default;

          ii.  commence or have commenced against such Party any proceeding,



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               whether under court supervision or otherwise, for the liquidation of such Party, determination of insolvency of such Party, appointment of a receiver for such Party, assignment for the benefit of all or substantially all of such Party's creditors, or the bankruptcy of such Party; or

          iii. indefinitely suspend its normal business operations.

          If this Agreement is terminated by GTE as a result of PMWI's conduct described in this Section 5(a), then Section 5(b)(i) below shall be enforced between the Parties. If this Agreement is terminated by PMWI as a result of GTE's conduct described in this Section 5(a), then
          Section 5(b)(ii) below shall be enforced between the Parties.

     b. Termination for Convenience. This Agreement may be abandoned or terminated at any time after January 1, 2001, by either party, subject to the following:

          i. If this Agreement is terminated for convenience by PMWI, PMWI agrees, provided that GTE continues to timely make payments to PMWI under the RSA, to continue utilizing its licensed radio frequencies on the Facilities until the Termination Date, or until such time that GTE has gained its own spectrum rights, plus an additional ninety (90) days, or until such time that GTE no longer has customers receiving paging or messaging services from PMWI over the Facilities, whichever occurs first. In such event, PMWI shall only be required to pay the usage fees set forth in
               Section 10 relating to One-Way Facilities and NPCS Facilities for so long as PMWI has customers utilizing the One-Way Facilities or NPCS Facilities, as applicable.

          ii. If this Agreement is terminated for convenience by GTE, GTE agrees to keep the Facilities, operating in a normal capacity and permit PMWI to keep the NPCS Facilities on the GTE sites for a period of one (1) year after notice provided PMWI continues to make the required payments under Section 10.a.iii.

     c. If this Agreement is not renewed, the Parties agree to keep the Facilities operating in a normal capacity until the Termination Date.

     d. The termination of this Agreement shall not affect any obligation of a Party which is unfulfilled as of such termination provided that such obligation by its terms or nature survives such termination.

6.   RETENTION OF CUSTOMERS

     If this Agreement is terminated, each Party shall:

     a.   Have the right to retain those customers acquired by that Party.

     b. Agree to commercially reasonable cooperation to support the other in its endeavors to continue providing wireless messaging and data transmissions to its customers.




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7.   GTE RESPONSIBILITIES ONE-WAY

     a. For the Project, GTE shall have the final responsibility, subject to the consent of PMWI which shall not be unreasonably withheld, of determining when and where the One-Way Facilities shall be constructed.

     b. For the Project, GTE shall, at its sole cost and expense, finance the construction of One-Way Facilities on which PMWI would utilize PMWI's one-way paging frequencies to provide wireless services to PMWI's customers and to GTE as a reseller of PMWI's wireless services.

     c. In conjunction with the construction of the One-Way Facilities, GTE shall be financially responsible for purchasing any transmitters, antennae, satellite downlink, cable, and third party labor necessary to install the One-Way Facilities. GTE shall additionally be responsible for One-Way Facility maintenance and furnishing any upgrades, whether software or otherwise, reasonably necessary for the operation of the One-Way Facilities.

     d. To the extent that the One-Way Facilities may be located on property owned by or beneficially belonging to a third party, GTE shall be solely responsible for negotiating the terms and conditions of any lease or permit, any expenses associated with lease site preparation which shall include but not be limited to shelter construction and provisioning of electrical power and for the remittance of any operating expenses associated with that lease or permit.

     e. For the Project, GTE shall be responsible for payment of all property taxes, whether real or personal, on all One-Way Facilities that may be imposed or assessed by any appropriate taxing authority.

8.   PMWI RESPONSIBILITIES

     a. For the Project, PMWI shall be solely responsible for conducting any propagation studies at PMWI's expense.

     b. For the Project, PMWI at no cost or expense to GTE, shall license the Facilities with the FCC at locations selected by GTE as described in
          Section 7(a) herein, to utilize PMWI's nationwide frequencies to provide wireless services to PMWI's customers and to GTE as a reseller of PMWI's wireless services.

     c. Although GTE and PMWI shall jointly agree on the selection of contractors to construct the One-Way Facilities of the Project, PMWI shall be responsible, at its sole cost and expense, for managing, coordinating and overseeing the construction of the One-Way Facilities.

     d. At PMWI's sole cost and expense, PMWI shall operate the Facilities, including, without limitation, the payment for any access connections including but not limited to business single party lines and for any long distance service necessary for polling the Facilities to ensure the Facilities are operational, in a good state of repair, and operating according to manufacturers specifications.



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     e.   At PMWI's sole cost and expense, PMWI shall utilize PMWI's national control center to provide monitoring and ongoing quality assurance for the NPCS Facilities and shall provide timely notification to GTE of any NPCS Facility outages.

     f. PMWI shall, at its sole cost and expense, link by satellite the Facilities to PMWI's network infrastructure for network control.

     g. For the Project, PMWI shall, at its sole cost and expense, finance the construction of NPCS Facilities on which PMWI would utilize PMWI's frequencies to provide NPCS services to PMWI's customers and to GTE as a reseller of PMWI's wireless services.

     h. In conjunction with the construction of any NPCS Facilities, PMWI shall be financially responsible for purchasing any transmitters, antennae, satellite downlink, cable, and third party labor necessary to install the NPCS Facilities. PMWI shall additionally be responsible for NPCS Facility maintenance and furnishing any upgrades, whether software or otherwise, reasonably necessary for the operation of the NPCS Facilities.

9.   CONSTRUCTION SCHEDULE

     The One-Way Facilities shall be constructed on an island by island basis in the following order: Oahu, Maui, Kauai, and Hawaii.

10.  PAYMENT

     a.   PMWI shall pay GTE the following amounts for use of the One-Way
          Facilities:

          i. Twenty-seven thousand dollars ($27,000) commencing on the Turn Up Date and continuing for 90 days or until completion of One-Way Facilities construction, whichever occurs first.

          ii. Thirty-six thousand dollars ($36,000) per month commencing on completion of One-Way Facilities construction or 90 days after Turn Up Date, whichever occurs first, and continuing through month number one hundred twenty (120) of this Agreement.

          iii. Four hundred dollars ($400) per month for each NPCS site (the "NPCS Fee").

     b. The amounts in paragraphs (i) and (ii) above are valid only if the One-Way Facilities contain between thirty-seven (37) and forty-three
          (43) transmitters. If the number of transmitters in the One-Way Facilities consist of either more or less than these quantities, the Parties agree to renegotiate the payment amounts.

     c. Beginning on the date described below, PMWI shall pay GTE the NPCS Fee for each NPCS site constructed on property owned or leased by GTE. PMWI shall be responsible for payment of the NPCS Fee only from and after the first day of the month that is midway between January 1, 1999 and the date GTE begins billing PMWI for the NPCS Fee. GTE will begin billing PMWI the NPCS Fee each month




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          in arrears when the PMWI NPCS network in Hawaii has been completed, or on July 1, 1999, whichever occurs first.

     d.   Payment terms shall be net thirty (30) days from receipt of invoice.

11.  OWNERSHIP OF FACILITIES AND FREQUENCIES

     a. GTE shall have legal title to and shall be the exclusive owner of all One-Way Facilities whether the property constituting the One-Way Facilities shall be characterized as real or personal. PMWI shall have legal title to or the equitable right to control NPCS Facilities whether the property constituting the NPCS Facilities shall be characterized as real or personal.

     b.   Notwithstanding the foregoing;

          i. PMWI and GTE understand and agree that the nationwide frequencies upon which PMWI furnishes the wireless services provided for herein are licensed exclusively to PMWI.

          ii. Nothing contained herein shall permit GTE to disconnect the transmitters, antennae or other equipment or remove any of such assets from any Facility sites during the term of this Agreement without prior written permission from PMWI, such permission not to be unreasonably withheld.

12.  CONFIDENTIAL INFORMATION

     a. To effectuate this Agreement, it may be necessary for either Party to disclose to the other proprietary or confidential customer, technical and business information in written, graphic, oral or other tangible or intangible forms ("Confidential Information"). In order to protect such Confidential Information from improper disclosure, each party agrees: (1) that all such Confidential Information shall be and shall remain the exclusive property of the source; (2) to limit access to such Confidential Information to authorized employees who have a need to know the Confidential Information in order to perform the services set out in this Agreement; (3) to keep such Confidential Information confidential and to use the same level of care to prevent disclosure or unauthorized use of the received Confidential Information as it exercises in protecting its own Confidential Information of a similar nature; (4) for a period of three years following any disclosure, not to copy or publish or disclose such Confidential Information to others or authorize anyone else to copy or publish or disclose such Confidential Information to others without the prior written approval of the source; (5) to return promptly any copies of such Confidential Information to the source at its request; and (6) to use such Confidential Information only for purposes of fulfilling work or services performed hereunder and for other purposes only upon such terms as may be agreed upon between the parties in writing.

     b. These obligations shall not apply to any Confidential Information which was legally in the recipient's possession prior to receipt from the source, was received in good faith from a third party not subject to a confidential obligation to the source, now is or later becomes publicly known through no breach of confidential obligation by the




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          recipient, was developed by the recipient without the developing person(s) having access to any of the Confidential Information received in confidence from the source, or which is required to be disclosed pursuant to subpoena or other process issued by a court or administrative agency having appropriate jurisdiction. If a receiving party receives a request to disclose any Confidential Information (whether pursuant to a valid and effective subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) on advice of legal counsel that disclosure is required under applicable law, such party agrees that, prior to disclosing any Confidential Information, it shall (i) notify the disclosing party of the existence and terms of such request or advice, (ii) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure, if requested to do so by the disclosing party, and (iii) if disclosure is required, use its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be afforded to such portion of the Confidential Information as is required to be disclosed. The disclosing party shall reimburse the other party for its reasonable expenses, including attorney fees, in exerting best efforts in complying with b (ii) and b (iii).

     c. The obligation of confidentiality and use with respect to Confidential Information disclosed by one party to the other shall survive any termination of this Agreement for a period of three years from the date of the initial disclosure of the Confidential Information.

13.  DISPUTE RESOLUTION

     a. The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

     b. At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that these negotiations be conducted by nonlawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.






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     c.   If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each Party may submit in writing to a Party, and that Party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents, and requests for admission. Each Party is also entitled to take the oral deposition of one individual of another Party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for arbitration. The arbitration shall be held in the city where this Agreement was executed by GTE. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty
          (30) days after the close of hearings. The times specified in this Section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

     d. Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (to include search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

14.  GENERAL PROVISIONS

     a. Further Assurances. From and after the effective date of this Agreement, the Parties each agree to execute and deliver such further documents and instruments and to do such further acts and things as the other may reasonably request in order to effectuate the transactions contemplated by this Agreement. The Parties shall cooperate and assist one another in the performance of the provisions of this Agreement, and shall take such steps as are reasonably necessary to allow the other Party to discharge the obligations imposed by this Agreement.

     b. Excusable Delays. Neither Party shall be liable for any delay or failure in its performance of any of the acts required by this Agreement when such delay or failure arises beyond the reasonable control of such Party. Such causes may include, without limitation, acts of God or public enemies, labor disputes, material or component shortages, supplier failures, embargoes, rationing, acts of local, state or national governments or public agencies (not solicited, encouraged or invited by any Party), utility or communication failures or delays, fires, floods, epidemics, riots and strikes. The time for performance of any act delayed by such cause shall be postponed for a period equal to the delay; provided, however, that the Party so affected shall give prompt notice to the other Party of such delay. The Party so affected, however, shall use its best efforts to avoid or remove such causes of nonperformance to complete performance of the act delayed, whenever such causes are removed.




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     c.   Assignment. Neither this Agreement nor any of the rights hereunder may be assigned or otherwise transferred by any Party, by operation of law or otherwise, without the prior written consent of the other Party, except that the Parties may, without obtaining such consent, assign their respective obligations and rights hereunder to their parent, or any other subsidiary of a parent, eighty percent (80%) or more of the voting stock of which is owned by the parent. In any case of assignment, however, the assignee shall assume all obligations of the assigning Party hereunder and the other Party shall have received documents satisfactory in form and substance to it evidencing such assumption. Any such assignment shall not relieve any Party to this Agreement of its obligations hereunder, and any such assignee may, upon the terms and conditions, reassign its rights hereunder to such original Party or to any assignee of such original Party permitted hereunder.

     d. Successors in Interest. All provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the Parties or purchasers of substantially all of the assets of a Party.

     e. Independent Contractor Relationship. The persons provided by each Party shall be solely that Party's employees or agents and shall be under the sole and exclusive direction and control of that Party. They shall not be considered employees of the other Party for any purpose. Each Party shall remain an independent contractor with respect to the other and shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each Party shall also be responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as, Social Security, unemployment, Workers' Compensation, disability insurance, and federal and state withholding. Each Party shall indemnify the other for any loss, damage, liability, claim, demand or penalty that may be sustained by reason of its failure to comply with this provision.

     f. Publicity. Any news release, public announcement, advertising or any form of publicity pertaining to this Agreement, provision of services pursuant to it, or association of the Parties with respect to the subject of this Agreement shall be subject to prior written approval of both parties.

     g. Trademarks and Trade Names. Except as specifically set out in this Agreement, nothing in this Agreement shall grant, suggest or imply any authority for one Party to use the name, trademarks, service marks or trade names of the other for any purpose whatsoever.

     h. Records. Each Party shall keep true and accurate records directly relating to this Agreement in accordance with generally accepted accounting practices. Such records shall be retained for a period of three (3) years from the Termination Date.

     i. Attorney's Fees. Except as set forth in Section 13, in the event any Party to this Agreement shall be required to initiate legal proceedings (i) to interpret or to enforce performance of any term or condition of this Agreement; (ii) to enjoin any action prohibited hereunder; or (iii) to gain any other form of relief whatsoever, the prevailing Party shall be entitled to get such sums from the other Party, in addition



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          to any other damages or compensation received, as well as
          reimbursement from the other Party for reasonable attorneys' fees and court costs incurred on account thereof notwithstanding the nature of the claim or cause of action asserted by the prevailing Party.

     j. Indemnification. Notwithstanding anything to the contrary herein, each Party shall indemnify and save harmless the other from any loss or damages (including reasonable attorney's fees) incurred by the other because of claims, suits, or demands based on personal injury or death or damage to property, including, without limitation, all Facilities, or third party claims, suits or demands of any kind, to the extent such loss or damage is caused by or results from the negligent or willful acts or omissions of the other or its employees or agents. The indemnifying Party shall receive the full opportunity and authority to assume the sole defense of and settlement of such suits. The indemnified Party agrees to furnish to the indemnifying Party upon request all information and reasonable assistance available to the indemnified party for defense against any such suit, claim, or demand.

     k. Insurance. GTE and PMWI each agree to maintain during the term hereof all insurance and/or bonds required by law or this Agreement, including, but not limited to (1) Workers' Compensation and related insurance as prescribed by applicable law; (2) employer's liability insurance with limits of at least $500,000 for each occurrence; and
          (3) comprehensive general liability insurance including products liability, and, if the use of motor vehicles is required, comprehensive motor vehicle liability insurance, each with limits of at least $2,000,000 for combined single limit for bodily injury, including death, and/or property damage. GTE and PMWI each shall cause the other to be included as an Additional Insured under their respective policies and GTE's and PMWI's appropriate coverage under such policies shall be primary. GTE and PMWI each shall furnish certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage, the expiration date of each policy, and stating that no material change or cancellation of any such policy shall be effective unless thirty (30) days advance written notice is given to the Party named as an Additional Insured. Notwithstanding the above, GTE and PMWI shall each have the option, where permitted by law, to self-insure any or all of the foregoing risks.

     l. Assuring Performance of Responsibilities. Notwithstanding anything stated or implied to the contrary elsewhere in this Agreement, GTE may, as permissible under FCC rules and regulations, at its option and without prejudice to other rights, take over and complete all or part of PMWI's responsibilities with respect to the One-Way Facilities if PMWI has defaulted, which default is not substantially cured within thirty (30) days of receiving written notice of the default, or PMWI has not furnished GTE with adequate assurance that PMWI is prepared to perform its obligations in a timely fashion and/or as required by this Agreement. PMWI shall be liable to GTE for any costs incurred by GTE in discharging PMWI's responsibilities. If, in GTE's reasonable opinion, a hazardous condition exists at any Facility, GTE may without notice to PMWI take such immediate action as is necessary to protect persons, the Facilities or the property of third parties from damage or interference caused by the hazard.


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     m.   Rights and Remedies. The rights and remedies provided each of the
          Parties herein shall be cumulative and in addition to any other rights and remedies provided by law or otherwise. Any failure in the exercise by any Party of its rights to enforce any provision of this Agreement for any default or violation by another Party shall not prejudice such Party's right of enforcement for any further or other default or violation.

     n. Limitation of Liability. It is expressly understood that neither Party makes any warranty to the other with respect to the performance or fitness for any purpose of the products or services contemplated by this Agreement. Each Party's liability to the other for any loss, cost, claim, injury, liability or expense, including reasonable attorney's fees, relating to or arising out of any negligent act or omission in its performance of obligations arising out of this Agreement, shall be limited to the amount of direct damage actually incurred. Absent gross negligence or knowing and willful misconduct which causes a loss, neither Party shall be liable to the other for any indirect, special or consequential damage of any kind whatsoever. For purposes of this clause, payments and related expenses for third party claims, suits or demands for which indemnity is owed shall be considered direct damages.

     o. Limitation of Actions. No action, regardless of form, arising out of the subject matter of this Agreement may be brought by either Party more than two (2) years after the cause of action has accrued. The Parties waive the right to invoke any different limitation on the bringing of actions provided under state law.

     p. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be effective when delivered personally, or if by telex or TWX, when confirmed (which confirmation may be by reply telex or signal indicating that the message has been clearly received) or if mailed, five (5) days after mailing, postage prepaid and addressed to the Parties at their respective addresses set forth below, unless by such notice a different person, address or number shall have been designated for giving notice hereunder:

          If to GTE:         GTE Communication Systems Corporation
                             700 Hidden Ridge
                             Irving, Texas 75038
                             Attn: Manager-Contract Management
                             Mail Code: HQW03N56

          If to PMWI:        PageMart Wireless, Inc.
                             3333 Lee Parkway
                             Suite 100
                             Dallas, Texas 75219
                             Attn: Vice President Carrier Services Division

     q. Waiver. The waiver by a Party of the performance of any covenant, condition, obligation, representation, warranty or promise in this Agreement shall not invalidate this Agreement or be deemed a waiver by such Party of any other covenant, condition, obligation, representation, warranty or promise. The waiver of a Party of the time for performing any act or condition hereunder does not constitute a waiver of the act or condition itself.

     r. Construction. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party. No third party, including any creditor of either Party, shall have any rights against the Parties or any of their subsidiaries, successors or assigns by reason of or under this Agreement.

     s. Severability. In the event that any one or more provision(s) contained in this Agreement should for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision(s) had not been contained herein.

     t. Survival of Obligations. The respective obligations of the Parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive termination, cancellation or expiration hereof.

     u. Headings. The captions of Articles and Sections of this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     v. Compliance with Laws and Regulations. The Parties shall comply with all foreign, federal, state and local laws and regulations applicable to their performance as described in this Agreement.

     w. Applicable Law. This Agreement is made and executed in the state of Texas and the laws and decisions of Texas, without reference to provisions covering conflicts of laws, shall control the construction, interpretation, validity and enforcement of this Agreement.

     x. Amendments, Modifications and Supplements. Amendments, modifications and supplements to this Agreement are allowed and will be binding on the Parties after the effective date, provided such amendments, modifications and supplements (1) are in writing, signed by an authorized representative of both parties, and (2) by reference incorporate this Agreement and identify the specific Sections or clauses contained herein which are amended, modified or supplemented or indicate that the material is new. The term, "this Agreement" shall be deemed to include any future amendments, modifications and supplements.

     y. Entire Agreement. This Agreement, including all Exhibits attached hereto, supersede all prior and contemporaneous agreements not required or contemplated hereby. This Agreement may not be modified except by a writing signed by authorized representatives of the Parties.

     z. Counterparts. This Agreement may be executed in one or more counterparts, simultaneously or separately, and each counterpart shall be deemed to be an original for all purposes. If the counterparts are separately executed, this Agreement shall be deemed executed when each Party has signed a copy. Thereafter, the Parties shall exchange signed copies of this Agreement for their respective files.

15.  MAINTENANCE AND REPAIRS AT GTE OWNED SITES

     All maintenance and repairs are covered in a separate Agreement between the parties.

16.      SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date or dates indicated below to be effective when executed by both.



PAGEMART WIRELESS, INC.                    GTE COMMUNICATION SYSTEMS
                                           CORPORATION


By: /s/ W. WAYNE STARGARDT                 By: /s/ GALE L. MARVIN
   ------------------------------------       --------------------------------
Name: W. Wayne Stargardt                   Name: Gale L. Marvin
     ----------------------------------         ------------------------------
Title: Vice President, Carrier Services    Title: Senior Contract Manager
     ----------------------------------         ------------------------------
Date: April 5, 1999                        Date:  April 22, 1999
     ----------------------------------         ------------------------------




                                                                         [STAMP]

                                    EXHIBIT A

                             GTE AFFILIATED ENTITIES


GENERAL ADMINISTRATION
GTE Corporation
     GTE Finance Corporation
     GTE Investment Management Corporation
     GTE Realty Corporation
         GTE Realty Corporation of Connecticut
         GTER Incorporated
         GTE-TCCA, Inc.
     GTE REinsurance Company Limited (Vermont)
          GTE Life Insurance Company Limited (Bermuda)
     GTE REinsurance Management Limited (Bermuda)
     GTE Service Corporation
     GTE Shareholder Services Incorporated
     GTE VisNet Incorporated

GOVERNMENT SYSTEMS
Contel Federal Systems, Inc.
     GTE Government Systems Corporation
          GTE CyberTrust Solutions Incorporated
          GTE Federal Services Corporation
          GTE Government Systems Overseas Corporation
          GTE Overseas Systems and Services Corporation
          Telecom Systems Incorporated
          Contel Page International Holdings, Inc.
               Contel Page International, Inc.
          Page Europa, S.p.A.
               MTX Italia

     GTE Telecom Incorporated
     GTE Telecom International Incorporated
     GTE Telecom International Systems Corporation
          GTE Telecom Saudi Arabia LTD

INFORMATION SERVICES
GTE Information Services Incorporated
     General Telephone Directory Company C. por A.
     GTE Communications Corporation
     GTE Data Services GmbH
     GTE Directories (Belgium) Limited
     GTE Directories (B) SDN.BHD (Brunei)
     GTE Directories Corporation
         Associated Directory Services-WC, Company
         GTE Directories Distribution Corporation
         GTE Directories Sales Corporation
               GTEX Corporation
     GTE Directories (HK) Limited (Hong Kong)
     GTE Directorios - Republica Dominicana, C. por A.
     GTE Government Information Services Incorporated
     GTE Information Services (UK) Limited (England)
         U S West Polska Sp. Z o.o.
     GTE New Media Services Incorporated
     GTE Telecommunications Services Incorporated
     GTE Yellow Pages Publishing Hungary Kft

INTERNETWORKING OPERATIONS
GTE Internetworking Incorporated
GTE Intelligent Network Services Incorporated
BBN Corporation
     BBN International Corporation
     BBN International Sales Corporation
     BBN Securities Corporation
     BBN U.K. Limited
     Bolt Beranek and Newman Corporation
     Realtech Corporation

TELEPHONE OPERATING COMPANIES
GTE Alaska Incorporated
GTE Arkansas Incorporated
GTE California Incorporated
     Contel Advanced Systems, Inc.
GTE Florida Incorporated
     GTE Florida Business Connections Corporation
     GTE Funding Incorporated
GTE Hawaiian Telephone Company Incorporated
     GTE Hawaiian Tel Insurance Company Incorporated
     GTE Hawaiian Tel International Incorporated
     The Micronesian Telecommunications Corporation
          GTE Pacifica Incorporated
GTE Midwest Incorporated
GTE North Incorporated
GTE Northwest Incorporated
     GTE West Coast Incorporated
GTE South Incorporated
GTE Southwest Incorporated
Contel of Minnesota, Inc. d/b/a GTE Minnesota
Contel of the South, Inc. d/b/a GTE Systems of the South
Contel Service Corporation

GTE Anglo Holding Company Incorporated
     La Compagnie de Telephone Anglo-Canadienne/Anglo-
     Canadian Telephone Company
         BC TELECOM Inc.
              Aerotech Specialities Ltd.
              BC TEL
                   Canadian Telephones and Supplies Ltd.
                   ISM Information Systems Management
                   (B.C.) Corporation
              BC TEL Mobility Cellular Inc.
              BC TEL Mobile Ltd.
              BC TEL Properties Inc.
              BC TEL Risk Management Inc.
              BC TEL Systems Support Inc.
              Microtel International Inc.
              SRI Strategic Resources Inc.

         Telecom Leasing Canada (TLC) Limited

         Quebec-Telephone
              QuebecTel Communications Inc.
              QuebecTel Mobilite Inc.
              Quebec Tel International Inc.

GTE Customer Networks, Inc.

GTE Data Services Incorporated
     GTE Data Services International Incorporated

                                    EXHIBIT A

                             GTE AFFILIATED ENTITIES


GTE Holdings (Canada) Limited
     Compania Dominicana de Telefonos, C. por A.
     (Codetel)
          Quality Telecommunications, C. por A.

GTE International Telephone Incorporated
     Informatica y Telecommunicaciones, C. por A.
     (Dominican Republic)

GTE International Telecommunications Incorporated
     GTE do Brasil Limitada
     GTE Mexico, L.L.C.
     GTE PCS International Incorporated
     GTE Venezuela Incorporated
         VenWorld Telecom, C.A. (Venezuela)
              Compania Anonima Nacional Telefonos de Venezuela (CANTV) Prontocel S.A. (Brazil)

GTE Investments Incorporated

GTE London Limited (England)

GTE Main Street Incorporated

GTE Media Ventures Incorporated

ContelVision, Inc.

GTE Enterprise Initiatives Incorporated

GTE Vantage Incorporated

WIRELESS PRODUCTS AND SERVICES
GTE Airfone Incorporated
         GTE Airfone of Canada Incorporated
         GTE Railfone Incorporated
         Mexfone, S.A. de C.V.

GTE Wireless Incorporated
     GTE Mobile Communications Service Corporation
     GTE Mobile Communications International
     Incorporated
     GTE Mobilnet of Asheville Incorporated
     GTE Mobilnet of Danville Incorporated
     GTE Mobilnet of Eastern North Carolina Incorporated
          GTE Mobilnet of Jacksonville Incorporated
               GTE Mobilnet of Jacksonville II Incorporated
          GTE Mobilnet of Wilmington Incorporated
               GTE Mobilnet of Wilmington II Incorporated
     GTE Mobilnet of Fayetteville Incorporated
     GTE Mobilnet of Florence, South Carolina Incorporated
     GTE Mobilnet of North Carolina Incorporated
     GTE Mobilnet of Raleigh Incorporated
     GTE Mobilnet of South Carolina Incorporated
     GTE Mobilnet of the Southeast Incorporated

     GTE Cellular Communications Corporation

     GTE Mobilnet of Cleveland Incorporated
     GTE Mobilnet Sales Corp.
     GTE Mobilnet Service Corp.
         GTE Mobilnet of Austin Incorporated
         GTE Wireless of Houston Incorporated
     GTE Wireless of the Midwest Incorporated
     GTE Wireless of the Pacific Incorporated
         GTE Mobilnet of Clatsop Incorporated

     Contel Cellular International, Inc.
     GTE Mobilnet Holding Incorporated
         GTE Mobilnet of Alabama Incorporated
              GTE Mobilnet of Florence, Alabama Incorporated
         GTE Mobilnet of Chattanooga Incorporated
         GTE Mobilnet of Chattanooga II Incorporated
         GTE Mobilnet of Clarksville Incorporated
         GTE Mobilnet of Gadsden Incorporated
         GTE Mobilnet of Knoxville Incorporated
         GTE Mobilnet of Memphis Incorporated
         GTE Mobilnet of Memphis II Incorporated
         GTE Mobilnet of Nashville Incorporated
         GTE Mobilnet of Tennessee Incorporated
     GTE Mobilnet of Central California Incorporated
         Pinnacles Cellular Inc.
     GTE Mobilnet of Huntsville Incorporated
     GTE Mobilnet of Illinois Funding Incorporated
     GTE Mobilnet of San Diego Incorporated
     GTE Mobilnet of the Southwest Incorporated
     GTE Wireless of the South Incorporated


OTHER OPERATIONS
GTE China Incorporated
     GTE International Telecommunications Services LLC
         GITS Branch LLC
         GTE Holdings Mexico, S. de R.L. de C.V.
              GTE Data Services-Mexico, S.A. de C.V.
              GTEDS Services-Mexico, S.A. de C.V.
         GTE Supply-Mexico, S.A. de C.V.

GTE Communications Services Incorporated

GTE Leasing Corporation
     GTE Leasing Acceptance Corporation
     Kalama Grain Terminal, Inc.
GTE Products of Connecticut Corporation

     GTE Communication Systems Corporation (GTE Supply)

     GTE International Incorporated
         GTE Far East (Services) Limited
         GTE Overseas Corporation

     GTE Laboratories Incorporated

     GTE Operations Support Incorporated
         GTE Operations do Brasil Comercial Ltda.
         West Indies Telephone Company

                                    EXHIBIT A

                             GTE AFFILIATED ENTITIES



     Televac, Inc.

GTE Transfer Corporation